UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 Vanderbilt Avenue

Floor 54, Suite C

New York, New York 10017

(Address of principal executive offices)

(914) 370-8006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definite Agreement.

On May 6, 2022, Cipher Mining Inc. (the “Company”) entered into an Amended and Restated Framework Agreement on Supply of Blockchain Servers with SuperAcme Technology (Hong Kong) Limited (the “Amended SuperAcme Agreement”), which amended that certain Framework Agreement on Supply of Blockchain Servers, dated September 2, 2021, with SuperAcme, to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners (the “Original SuperAcme Agreement”).

The Amended SuperAcme Agreement establishes a new delivery quantity ratio of miners as well as new fixed subtotal pricing. In connection with the Original SuperAcme Agreement, the Company previously paid an initial deposit of $22.2 million. No additional initial deposit was required as a result of the execution of the Amended SuperAcme Agreement. The expected final purchase price under the Amended SuperAcme Agreement is subject to both the new fixed price terms and certain floating price terms, with advance payment due in advance of certain batches of supply being delivered.

The foregoing description of the material terms of the Amended SuperAcme Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Current Report on Form 8-K as part of Item 9.01 hereof.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 233,668,623 shares of the Company’s common stock were present electronically or represented by proxy at the Annual Meeting, representing approximately 93.4% percent of the Company’s outstanding common stock as of the March 14, 2022 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022.

Proposal 1 — Election of two Class I directors for a term of office expiring on the date of the annual meeting of stockholders in 2025 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non- Votes
Robert Dykes	221,449,521	7,766,429	4,452,673
Caitlin Long	222,381,009	6,834,941	4,452,673

Proposal 2 — Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
233,585,444	49,921	33,258	0

Based on the foregoing votes, Robert Dykes and Caitlin Long were duly elected as Class I directors and the appointment of Marcum LLP was the Company’s independent public accounting firm for the fiscal year ending December 31, 2022 was duly ratified.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Framework Agreement on Supply of Blockchain Servers, dated May 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) the Registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: May 10, 2022	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer